Exhibit 99.1

Lipocine Announces Phase 2 Data on LPCN 2401 to be Presented at ObesityWeek®

Study evaluated LPCN 2401 in participants with obesity (BMI ≥30) and participants with BMI ≥27 with at least one weight-related comorbidity

SALT LAKE CITY September 5, 2024 — Lipocine Inc. (NASDAQ: LPCN), a biopharmaceutical company leveraging its proprietary technology platform to augment therapeutics through effective oral delivery, today announced that a poster featuring Phase 2 data on LPCN 2401 will be presented at the Obesity Society’s Annual ObesityWeek® conference to be held November 3 – 6, 2024 in San Antonio, TX.

Presentation Details

Title	Oral LPCN 2401 Reduces Fat Mass and Increases Lean Mass in Men With Obesity
Presenter:	Dr. Frank Greenway
Presentation Day:	Tuesday, November 5, 2024
Presentation Time:	2:30 pm - 3:30 pm CT
Location	Exhibit Hall 4B

About LPCN 2401

LPCN 2401 is an oral formulation of a proprietary combination of anabolic androgen receptor agonist and α-alpha tocopherol, an antioxidant metabolic modifier. Data from preclinical and clinical studies support the potential of LPCN 2401 in gaining lean mass while losing fat mass. As adjunct therapy to incretin mimetics, LPCN 2401 has potential to attenuate weight rebound, ameliorate loss of muscle mass, improve muscle quality and functionality, amplify fat mass loss with improved body composition, and potential to maintain weight, prevent “fat overshoot,” and accelerate muscle rebound post incretin mimetic discontinuation.

About Lipocine

Lipocine is a biopharmaceutical company leveraging its proprietary technology platform to augment therapeutics through effective oral delivery to develop differentiated products. Lipocine has drug candidates in development as well as drug candidates for which we are exploring partnerships. Our drug candidates represent enablement of differentiated, patient friendly oral delivery options for favorable benefit to risk profile which target large addressable markets with significant unmet medical needs.

Lipocine’s clinical development candidates include: LPCN 1154, an oral candidate for the potential treatment of postpartum depression; LPCN 2101, an oral candidate for the potential treatment of epilepsy; LPCN 2203, an oral candidate targeted for the management of essential tremor; LPCN 2401, an oral candidate for use as an adjunct therapy to incretin mimetics or as an aid for improved body composition in chronic weight management; and LPCN 1148, an oral candidate for the management of symptoms associated with liver cirrhosis. Lipocine is exploring partnering opportunities for LPCN 1107, our candidate for prevention of preterm birth, LPCN 1154, for rapid relief of postpartum depression, LPCN 2401 for chronic weight management, LPCN 1148 for the management of decompensated cirrhosis, and LPCN 1144, our candidate for treatment of non-cirrhotic NASH. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate developed by Lipocine, is approved by the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding our product development efforts, our strategic plans for developing products, our ability to monetize product candidates, including through entering into partnering arrangements, our product candidates and related clinical trials, the achievement of milestones within and completion of clinical trials, the timing and completion of regulatory reviews, outcomes of clinical trials of our product candidates, and the potential uses and benefits of our product candidates. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that we may not be successful in developing product candidates, we may not have sufficient capital to complete the development processes for our product candidates, we may not be able to enter into partnerships or other strategic relationships to monetize our non-core assets, the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, and our ability to utilize a streamlined approval pathway for LPCN 1154, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information:

Krista Fogarty

Phone: (801) 994-7383

kf@lipocine.com

Investors:

PJ Kelleher

Phone: (617) 430-7879

pkelleher@lifesciadvisors.com